Exhibit (d.2)

Schedule A

Advisory Fee for the Category I Funds:

0.59% per annum of the aggregate net assets of the Category I Funds less than or equal to $7.0 billion plus 0.54% per annum of the aggregate net assets of the Category I Funds between $7.0 billion and $11.0 billion plus 0.49% per annum of the aggregate net assets of the Category I Funds between $11.0 billion and $24.0 billion plus 0.44% per annum of the aggregate net assets of the Category I Funds in excess of $24.0 billion

Category I Funds:

iShares MSCI Australia Index Fund

iShares MSCI Austria Index Fund

iShares MSCI Belgium Index Fund

iShares MSCI Canada Index Fund

iShares MSCI EMU Index Fund

iShares MSCI France Index Fund

iShares MSCI Germany Index Fund

iShares MSCI Hong Kong Index Fund

iShares MSCI Italy Index Fund

iShares MSCI Japan Index Fund

iShares MSCI Malaysia Index Fund

iShares MSCI Mexico Index Fund

iShares MSCI Netherlands Index Fund

iShares MSCI Singapore Index Fund

iShares MSCI Spain Index Fund

iShares MSCI Sweden Index Fund

iShares MSCI Switzerland Index Fund

iShares MSCI United Kingdom Index Fund

Advisory Fee for the Category II Funds:

0.74% per annum of the aggregate net assets of the Category II Funds less than or equal to $2.0 billion plus 0.69% per annum of the aggregate net assets of the Category II Funds between $2.0 billion and $4.0 billion

Category II Funds:

iShares MSCI Brazil Index Fund

iShares MSCI South Africa Index Fund

iShares MSCI South Korea Index Fund

iShares MSCI Taiwan Index Fund

Advisory Fee for the Category III Fund:

0.50% per annum of the aggregate net assets of the Category III Funds

Category III Fund:

iShares MSCI Pacific ex-Japan Index Fund

Advisory Fee for the Category IV Fund:

0.75% per annum of the aggregate net assets of the Category III Funds less than or equal to $14.0 billion plus 0.68% per annum of the aggregate net assets of the Category III Funds between $14.0 billion and $28.0 billion plus 0.61% per annum of the aggregate net assets of the Category III Funds in excess of $28.0 billion

Category IV Fund:

iShares MSCI Emerging Markets Index Fund